                                                                   Exhibit 10.37

                               EXCHANGE AGREEMENT

          This EXCHANGE AGREEMENT (the "AGREEMENT") is made and entered into as of November 25, 2003, by and among Orbitz, Inc., a Delaware corporation (the "CORPORATION"), Orbitz, LLC, a Delaware limited liability company (the "OPERATING COMPANY"), American Airlines, Inc., a Delaware corporation ("AMERICAN"), Continental Airlines, Inc., a Delaware corporation ("CONTINENTAL"), Omicron Reservations Management, Inc., a Delaware corporation ("DELTA"), Northwest Airlines, Inc., a Minnesota corporation ("NORTHWEST"), and UAL Loyalty Services, Inc., a Delaware corporation ("UAL LOYALTY SERVICES"; and, together with American, Continental, Delta and Northwest, the "AIRLINES").

          WHEREAS, the Airlines hold the Class A LLC Units and Class B LLC Units (the "AIRLINE LLC UNITS") in the Operating Company as set forth on EXHIBIT A hereto;

          WHEREAS, the Corporation holds Class C LLC Units in the Operating Company;

          WHEREAS, the Corporation is contemplating the offer and sale of its Class A common stock, par value $0.001 per share (the "CLASS A COMMON STOCK"), to the public in an underwritten initial public offering, which includes a secondary offering component (the "PUBLIC OFFERING");

          WHEREAS, in connection with the Public Offering and pursuant to Sections 6.3(b) and (c) of the Corporation's Certificate of Incorporation, as amended (the "CERTIFICATE OF INCORPORATION"), the Airlines desire to exchange (the "CLASS A EXCHANGE") certain of their Class A LLC Units, on a one-for-one basis, for the number of shares of Class A Common Stock to be sold by the Airlines in the Public Offering;

          WHEREAS, the Board of Directors of the Corporation has determined that the fair market value of one share of Series A non-voting convertible preferred stock, par value $0.001 per share, of the Corporation (the "NON-VOTING CONVERTIBLE PREFERRED STOCK") is equal to the fair market value of one Airline LLC Unit to be exchanged hereby;

          WHEREAS, in connection with the Public Offering, the Airlines desire to exchange (the "SERIES A PREFERRED EXCHANGE") certain of their Class A LLC Units, on a one-for-one basis, for the whole number of shares of Non-Voting Convertible Preferred Stock determined by dividing Ten Million Dollars ($10,000,000) by the price to the public of one share of Class A Common Stock in the Public Offering;

          WHEREAS, in connection with the Public Offering and pursuant to
Section 6.3(b) and (c) of the Certificate of Incorporation, the Airlines desire to exchange (the "CLASS B EXCHANGE"; and, together with the Class A Exchange and the Series A Preferred Exchange, the "EXCHANGE") the remainder of their Airline LLC Units, on a one-for-one basis, for shares of Class B common stock, par value $0.001 per share, of the Corporation (the "CLASS B COMMON STOCK"; and, together with the Class A Common Stock and the Non-Voting Convertible Preferred Stock, the "EXCHANGE SHARES");

          WHEREAS, pursuant to an agreement dated as of the date hereof (the "PREFERRED STOCK PURCHASE AGREEMENT"), the Airlines entered into a binding commitment to sell the Non-Voting Convertible Preferred Stock to SAM Investments LDC, a Cayman Islands company (the "INVESTOR");

          WHEREAS, the Corporation and the Airlines have structured the Exchange as a taxable exchange of the Airline LLC Interests for the Exchange Shares; and

          WHEREAS, the Operating Company will timely file a Section 754 Election following the Exchange.

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   EXCHANGE.

          (a) CLASS A EXCHANGE. Subject to the satisfaction of the conditions set forth in this Agreement and pursuant to Sections 6.3(b) and (c) of the Certificate of Incorporation, each Airline hereby notifies the Corporation that, effective at the Closing, such Airline elects to exchange Class A LLC Units, on a one-for-one basis, for the number of shares of the Class A Common Stock to be sold by such Airline in the Public Offering, as specified in the Underwriting Agreement, to be dated as of the effective date of the registration statement with respect to the Public Offering (the "UNDERWRITING AGREEMENT"), to be entered into among and between the Corporation, the Airlines and the Underwriters party thereto.

          (b) SERIES A PREFERRED EXCHANGE. Subject to the satisfaction of the conditions set forth in this Agreement, at the Closing, the Corporation and each Airline agree to exchange Class A LLC Units, on a one-for-one basis, for the number of shares of Non-Voting Convertible Preferred Stock equal to the whole number of shares rounded to the nearest number of such Airline's Pro Rata Allotment (as such term is defined in Section 6(d) of the Corporation's Amended and Restated Stockholders Agreement, dated as of April 10, 2002, as amended (the "STOCKHOLDERS AGREEMENT"), by and among the Corporation, the Operating Company and the Airlines) of the whole number (rounded down) obtained by dividing Ten Million Dollars ($10,000,000) by the price to the public of one share of Class A Common Stock in the Public Offering.

          (c) CLASS B EXCHANGE. Subject to the satisfaction of the conditions set forth in this Agreement and pursuant to Sections 6.3(b) and (c) of the Certificate of Incorporation, each Airline hereby notifies the Corporation that, effective at the Closing, such Airline elects to exchange all of such Airline's remaining Airline LLC Units (after giving effect to the Class A Exchange and the Series A Preferred Exchange), on a one-for-one basis, for shares of the series of Class B Common Stock to which it is entitled pursuant to Section 6.3(b) of the Certificate of Incorporation.

     2. THE CLOSING. The closing (the "CLOSING") of the transactions contemplated hereby shall be held at the offices of Latham & Watkins LLP, 233 South Wacker Drive, Suite 5800, Chicago, Illinois 60606 at the time and date on which all the conditions set forth in SECTION 5 have been satisfied or waived, or at such later time and date as the Airlines and the Corporation shall agree in writing (such time and date, the "CLOSING DATE").

     3. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. As of the date of this Agreement and as of the Closing Date, the Corporation hereby represents and warrants to each Airline as follows:

          (a) ORGANIZATION; GOOD STANDING; QUALIFICATION. The Corporation is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Corporation has the requisite power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Corporation is in good standing and qualified to do business in every jurisdiction where the failure to so qualify would have a material adverse effect on the Corporation's business, properties, financial condition or results of operations.

          (b) CORPORATE POWER; AUTHORIZATION. The Corporation has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Corporation of this Agreement and each of the transactions contemplated hereby have been duly and validly authorized by the Corporation. Except for actions that have been completed or will be completed prior to Closing, no corporate act or proceeding on the part of the Corporation, its board of directors, or its stockholders, is necessary to authorize the execution, delivery or performance by the Corporation of this Agreement. This Agreement constitutes a valid and binding obligation of the Corporation enforceable against it in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          (c) CAPITALIZATION. Attached as SCHEDULE 3(c) hereto is a table the ("CAP TABLE") that sets forth a true and correct listing of the holders and numbers of shares of capital stock or membership units outstanding on a fully diluted basis, as applicable, of each of the Corporation and the Operating Company as of the date of this Agreement; PROVIDED, that (i) the Cap Table gives effect to a 1-for-3 reverse split, contemplated to be effective on the date of this Agreement, with respect to the capital stock of the Corporation and the membership units of the Operating Company, (ii) the Cap Table does not give effect to the Exchange or the Public Offering, (iii) the Cap Table does not list the holders of options to acquire the Corporation's capital stock, but only the aggregate number of outstanding options and (iv) the Cap Table does not list as outstanding on a fully-diluted basis (x) shares of Common Stock issuable or reserved for issuance by the Corporation upon the exchange of membership units of the Operating Company pursuant to the terms of the Certificate of Incorporation, or (y) shares of Class A Common Stock issuable or reserved for issuance by the Corporation upon conversion of shares of Class B Common Stock or Class C Common Stock pursuant to the terms of the Certificate of Incorporation. At or prior to the Closing, the Corporation will prepare and deliver to the Airlines an updated Cap Table, which will be true and correct as of the Closing Date, giving effect to the Exchange and the Public Offering. Except as described on SCHEDULE 3(c) or as described in the proviso to the first sentence of this
SECTION 3(c), as of the date of this Agreement, neither the Corporation nor the Operating Company has any other equity securities of any class issued, reserved for issuance or outstanding. Except as described on SCHEDULE 3(c), as contemplated by this Agreement, or as provided in the Certificate of Incorporation, the Stockholders Agreement and the LLC Agreement (as defined below), as of the date of this Agreement, there are (i) no outstanding options, warrants, conversion rights, contracts, commitments, binding arrangements, or other rights to subscribe for or to purchase from the Corporation or the Operating Company, or contracts, commitments or binding arrangements by the Corporation or the Operating Company to issue, transfer or sell shares of capital stock or other securities of the Corporation or the Operating Company (whether debt, equity or a combination thereof) or obligating the Corporation or the Operating Company to grant, extend or enter into any such contract, commitment or binding arrangement and (ii) no contracts, commitments or binding arrangements which require or may require the Corporation or the Operating Company to repurchase or otherwise acquire or retire any of its respective capital stock or membership units, as the case may be. Except as contemplated by this Agreement, or as provided in the Certificate of Incorporation, the Stockholders Agreement and the LLC Agreement, as of the date of this Agreement, there are no pre-emptive or similar rights with respect to the Corporation's capital stock or the Operating Company's membership units. Except as described in the Certificate of Incorporation and the Stockholders Agreement, the Corporation is not a party to, and to its knowledge, no shareholder of the Corporation is a party to, any voting agreements, voting trusts, proxies or any other agreement for the voting of any shares of the capital stock of the Corporation, or any agreement with respect to the transferability, purchase or redemption of any shares of capital stock of the Corporation.

          (d) CONSENTS. Except as has been obtained or will be obtained prior to Closing, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other third party on the part of the Corporation is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (e) VALID ISSUANCE OF EXCHANGE SHARES. The Exchange Shares, when issued in compliance with the provisions of this Agreement, the Certificate of Incorporation and the Certificate of Designations, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances or preemptive or other similar rights of the stockholders of the Corporation or others; PROVIDED, HOWEVER, that the Exchange Shares may be subject to restrictions on transfer (i) under state and/or federal securities laws or otherwise required by such laws at the time a transfer is proposed, (ii) as provided in the Certificate of Incorporation, or (iii) as set forth herein or in the Stockholders Agreement.

     4. REPRESENTATIONS AND WARRANTIES OF AIRLINES. As of the date of this Agreement and as of the Closing Date, each Airline represents and warrants, severally and not jointly, to the Corporation as follows:

          (a) ORGANIZATION; GOOD STANDING; QUALIFICATION. Such Airline is a corporation duly organized and validly existing under the laws of the state of its incorporation and is in good standing under such laws. Such Airline has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. Such Airline is in good standing and qualified to do business in every jurisdiction where the failure to so qualify would have a material adverse effect on its ability to enter into this Agreement or to consummate the transactions contemplated hereby.

          (b) CORPORATE POWER; AUTHORIZATION. Such Airline has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Airline of this Agreement and each of the transactions contemplated hereby have been duly and validly authorized by such Airline. Except for actions that have been completed or will be completed prior to Closing, no corporate act or proceeding on the part of such Airline, its board of directors, or its stockholders, is necessary to authorize the execution, delivery or performance by such Airline of this Agreement. This Agreement constitutes a valid and binding obligation of such Airline enforceable against it in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          (c) CONSENTS. Except as has been obtained or will be obtained prior to Closing, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other third party on the part of such Airline is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (d) OWNERSHIP OF AIRLINE LLC UNITS. Such Airline has, and at the Closing will deliver to the Corporation, good and valid title to all Airline LLC Units set forth opposite such Airline's name on EXHIBIT A hereto (as such Exhibit may be adjusted on or prior to the Closing to account for any membership interest split, reverse membership interest split, membership interest distribution or the like) free and clear of all liens, charges, encumbrances, or other security interests or claims of right to title by any third party of any kind whatsoever, except pursuant to the terms of the Stockholders Agreement and the Sixth Amended and Restated Limited Liability Company Agreement of Orbitz, LLC (the "LLC AGREEMENT"), dated as of April 10, 2002 and as amended from time to time, by and among the Airlines and the Corporation. The Airline LLC Units listed opposite such Airline's name on EXHIBIT A hereto represent all Airline LLC Units beneficially owned by such Airline and its affiliates.

          (e) PREFERRED STOCK PURCHASE AGREEMENT. Attached as EXHIBIT B hereto is a true and correct copy of the Preferred Stock Purchase Agreement, which has not been amended or modified since the date thereof. Such Airline has all requisite corporate power and authority to execute and deliver the Preferred Stock Purchase Agreement and to consummate the transactions contemplated thereby. The execution, delivery and performance by such Airline of the Preferred Stock Purchase Agreement and each of the transactions contemplated thereby have been duly and validly authorized by such Airline. Except for actions that have been completed or will be completed prior to Closing, no other corporate act or proceeding on the part of such Airline, its board of directors, or its stockholders, is necessary to authorize the execution, delivery or performance by such Airline of the Preferred Stock Purchase Agreement. The Preferred Stock Purchase Agreement is in full force and effect and constitutes a valid and binding obligation of such Airline enforceable against it in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          (f) NEGOTIATIONS WITH INVESTOR. Such Airline has, together with the other Airlines or its or their representatives and counsel, engaged in arms-length negotiations with the Investor over the terms of the Preferred Stock Purchase Agreement. The Investor is not in any way affiliated with or related to such Airline, by virtue of common ownership or otherwise. The Preferred Stock Purchase Agreement sets forth all of the terms regarding the sale of the Non-Voting Convertible Preferred Stock, and there are no other agreements, understandings or arrangements with respect to such sale.

          (g) CERTAIN EXCHANGE SHARES ARE RESTRICTED SECURITIES. Such Airline understands that the Exchange Shares (other than the Class A Common Stock to be registered and sold in the Public Offering) to be received by it in the Exchange have not been, and will not be, registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), by reason of an exemption from the registration provisions of the Securities Act. Such Airline is acquiring such Exchange Shares for investment purposes only, and not with a view to the resale or distribution thereof in any manner not permitted by applicable law. Such Airline understands that such Exchange Shares received by it in the Exchange are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Airline must hold such Exchange Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Airline acknowledges that, except as set forth in the Stockholders Agreement, the Corporation has no obligation to register or qualify the Exchange Shares for resale.

     5.   CONDITIONS TO CLOSING.

          (a) CONDITIONS TO OBLIGATIONS OF ALL PARTIES. The obligations of the parties under this Agreement are subject to the fulfillment or waiver of the following conditions:

                 (i) There shall not have been issued and be in effect any order, decree or judgment of, or in, any court, tribunal of competent jurisdiction or governmental authority which makes the Exchange or any of the other transactions contemplated by this Agreement illegal or invalid.

                 (ii) The Certificate of Designations, Preferences and Rights of Series A Non-Voting Convertible Preferred Stock (par value $0.001 per share) of Orbitz, Inc., in substantially the form attached hereto as EXHIBIT C (the "CERTIFICATE OF DESIGNATIONS"), shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect.

                 (iii) The Preferred Stock Purchase Agreement shall be in full force and effect (without amendment or modification thereof) and all conditions to the consummation thereof shall have been satisfied, except for conditions to be satisfied at the closing thereof and the condition relating to the consummation of the Exchange.

                 (iv) The Corporation shall have received an opinion from Latham & Watkins LLP, dated as of the Closing Date and in form reasonably satisfactory to the

Corporation, to the effect that the Exchange should be a taxable exchange for Tax purposes.

                 (v) The Corporation and the Airlines shall have entered into the Underwriting Agreement with respect to the Public Offering and all conditions to the consummation thereof shall have been, or will contemporaneously be, satisfied, except for conditions to be satisfied at the Closing and the conditions relating to the consummation of the Exchange and the Preferred Stock Purchase Agreement.

          (b) CONDITIONS TO OBLIGATIONS OF EACH AIRLINE. The obligations of each Airline under this Agreement are subject to the fulfillment or waiver of the following conditions:

                 (i) All covenants, agreements and conditions contained in this Agreement to be performed by the Corporation on or prior to the Closing shall have been performed or complied with in all material respects.

                 (ii) The representations and warranties of the Corporation shall have been accurate, true and correct in all material respects on and as of the date hereof, and except to the extent that any such representation or warranty is made solely as of the date hereof or as of another date earlier than the Closing Date shall also be accurate, true and correct in all material respects, on and as of the Closing Date with the same force and effect as though made by the Corporation on and as of the Closing Date.

          (c) CONDITIONS TO OBLIGATIONS OF THE CORPORATION. The obligations of the Corporation under this Agreement are subject to the fulfillment or waiver of the following conditions:

                 (i) All covenants, agreements and conditions contained in this Agreement to be performed by each Airline on or prior to the Closing shall have been performed or complied with in all material respects.

                 (ii) The representations and warranties of each Airline shall have been accurate, true and correct in all material respects on and as of the date hereof, and except to the extent that any such representation or warranty is made solely as of the date hereof or as of another date earlier than the Closing Date shall also be accurate, true and correct in all material respects, on and as of the Closing Date with the same force and effect as though made by such Airline on and as of the Closing Date.

                 (iii) Each Airline shall have delivered to the Corporation instruments of transfer, in form and substance reasonably satisfactory to the Corporation, to effect the transfer of the Airline LLC Units to the Corporation.

     6. TERMINATION. If the conditions set forth in SECTION 5 hereof are not satisfied or waived on or before February 1, 2004, or if the registration statement with respect to the Public Offering is withdrawn for any reason prior to that date, this Agreement shall become null and void and be of no further force or effect whatsoever and none of the Airlines, the Operating Company or the Corporation shall have any further obligations hereunder or with respect hereto.

     7. FURTHER ASSURANCES. From time-to-time and after the date hereof, each Airline shall deliver or cause to be delivered to the Corporation and the Operating Company such further documents and instruments and shall do and cause to be done such further acts as the Corporation and the Operating Company shall reasonably request to carry out more effectively the provisions and purposes of this Agreement.

     8. NO INCONSISTENT ARRANGEMENTS. Each Airline hereby covenants and agrees that, except as contemplated by this Agreement (including SECTION 13 hereof), it shall not (a) except to the Corporation, transfer (which shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Airline LLC Units held by it or any interest therein, (b) except with the Corporation, enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Airline LLC Units held by it or any interest therein, (c) grant any proxy, power-of-attorney or other authorization in or with respect to the Airline LLC Units held by it, or (d) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or which would make any representation or warranty of such Airline hereunder untrue or incorrect; PROVIDED, that prior to the time that an Airline has entered into the Underwriting Agreement with respect to the Public Offering, such Airline may transfer any or all of the Airline LLC Units to a Qualified Affiliate (as such term is defined in the LLC Agreement) if the transferee thereof, effective upon completion of, and as a condition to, such transfer, executes and delivers a joinder to this Agreement, in form and substance satisfactory to the Corporation, and a joinder to the Stock Purchase Agreement, in form and substance satisfactory to the Corporation and the other Airlines, in each case, pursuant to which such transferee assumes all of rights and obligations of such Airline under, and agrees to be bound in all respects by, this Agreement and the Stock Purchase Agreement as if the transferee were an original signatory hereto and thereto; PROVIDED, FURTHER, that such transfer shall be prohibited if the Corporation reasonably determines that such transfer is likely to adversely affect the tax treatment of the Exchange. This SECTION 8 shall not preclude UAL Loyalty Services, UAL Corp., a Delaware corporation ("UAL CORP."), or any of their affiliates from making any pledge of Airline LLC Units reasonably necessary in connection with (a) any exit financing subject to requisite approvals by the United States Bankruptcy Court for the Northern District of Illinois or (b) UAL Loyalty Services', UAL Corp.'s or any of their affiliates' successful emergence from Chapter 11, including, but not limited to, a pledge given to support one or more pension funding waivers granted by the U.S. Department of Labor or the Internal Revenue Service or to support any non-cash contributions in lieu of pension funding that may be permitted by the Department of Labor, Internal Revenue Service or Pension Benefit Guaranty Corporation; PROVIDED, that the instrument establishing such pledge shall provide that (i) the pledgee acknowledges the obligations of the pledgor hereunder and consents to the release of any interest it may have in the Airline LLC Units upon the Closing and (ii) if the pledgee seeks to foreclose upon the pledge, the pledgee shall give the Company notice prior to doing so and, as a condition to such foreclosure, shall execute and deliver a joinder to this Agreement, in form and substance satisfactory to the Corporation, and a joinder to the Stock Purchase Agreement, in form and substance satisfactory to the Corporation and the other Airlines, in each case, pursuant to which such pledgee assumes all rights and obligations of the pledgor under, and agrees to be bound in all respects by, this Agreement and the Stock Purchase Agreement as if the pledgor were an original signatory hereto. The parties acknowledge and agree that UAL Loyalty Services has pledged the Airline LLC Units owned by it to support the guaranty of Debtor-in-Possession financing facilities of UAL Corp. and that such existing pledge does not constitute a violation of this SECTION 8.

     9. TAX TREATMENT OF THE EXCHANGE. The Corporation, the Operating Company and the Airlines have structured the Exchange as a taxable exchange of the Airline LLC Interests for the Exchange Shares for Tax purposes. The Operating Company will timely file the Section 754 Election following the Exchange. The Exchange is not intended to qualify as a non-taxable exchange pursuant to
Section 351 of the Code.

     10. LEGENDS. The certificates evidencing the Exchange Shares (other than the Class A Common Stock to be registered and sold in the Public Offering) will be stamped or otherwise imprinted with a legend substantially in the following form (unless no longer required in the opinion of counsel for the Corporation):

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

          THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

          THE SHARES EVIDENCED HEREBY ARE SUBJECT TO AN AGREEMENT BY AND AMONG THE CORPORATION AND CERTAIN STOCKHOLDERS OF THE CORPORATION (A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID AGREEMENT.

     11. DEFINED TERMS. As used in this Agreement, capitalized terms used but not defined shall have the following meanings:

          "CODE" means the United States Internal Revenue Code of 1986, as amended.

          "SECTION 754 ELECTION" shall mean an election made by the Operating Company pursuant to Section 754 of the Code with respect to the portion of its assets represented by the Airline LLC Units transferred to the Corporation in the Exchange.

          "TAX" means any charges, fees, levies, imposts, duties, or other assessments of a similar nature, including income, alternative or add-on minimum, gross receipts, profits, lease, service, service use, wage, wage withholding, employment, workers compensation, business occupation, occupation, premiums, environmental, estimated, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, withholding, social security, unemployment, disability, ad valorem, highway use, commercial rent, capital stock, paid up capital, recording, registration, property, real property gains, value added, business license, custom duties, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by any Tax authority including any interest, or penalties applicable or related thereto.

     12.  MISCELLANEOUS.

          (a) GOVERNING LAW; JURISDICTION. This Agreement and the rights and obligations of the parties hereto shall be interpreted and enforced in accordance with and governed by the laws of the State of Delaware applicable to agreements made and to be performed wholly within that jurisdiction. In addition, each of the parties hereto (i) irrevocably consents to submit itself to the exclusive jurisdiction of any Federal court located in the District of Delaware or any state court located in the State of Delaware in the event any dispute arises out of this Agreement, (ii) agrees that it will not bring any action relating to this Agreement in any court other than any Federal court sitting in the District of Delaware or any state court sitting in the State of Delaware and (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court or to assert any rights it may have to transfer or change the venue of any action relating to this Agreement brought in accordance with this SECTION 12(a).

          (b) SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any of the parties hereto and the closing of the transactions contemplated hereby.

          (c) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          (d) ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents to be delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

          (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

          (f) SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

          (g) TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

          (h) BENEFITS OF AGREEMENT. Nothing in this Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder any benefit or any legal or equitable right, remedy or claim under this Agreement. Notwithstanding the forgoing, Latham & Watkins LLP shall be entitled to rely on the representations and warranties of the Airlines set forth in SECTION 4 of this Agreement in connection with the opinion to be issued to the Corporation related to the Tax treatment of the Exchange.

          (i) NOTICES. Any notice pursuant to this Agreement shall be in writing and shall be made in accordance with SECTION 10.2 of the LLC Agreement, as the same has been and may be amended from time to time.

     13. UAL LOYALTY TRANSFER. It is acknowledged and agreed that, prior to the Closing, UAL Loyalty Services shall transfer by dividend the Airline LLC Units owned by it to UAL Corp., which shall transfer by a contribution to capital such Airline LLC Units to United Air Lines, Inc., a Delaware corporation ("UNITED"). Effective upon completion of, and as a condition to, such transfers, United shall execute and deliver a Joinder to this Agreement in the form attached as EXHIBIT D hereto (the "JOINDER"), pursuant to which United shall assume all of rights and obligations of UAL Loyalty Services under, and agree to be bound in all respects by, this Agreement as if the undersigned were an original signatory hereto. Upon execution and delivery of the Joinder, all references herein to, representations or warranties of, or covenants to be performed by UAL Loyalty Services shall be deemed to be references to, representations and warranties of, and covenants to be performed by United.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have duly executed this Exchange Agreement as of the date first written above.

ORBITZ, INC.                            ORBITZ, LLC

By:  /s/ John J. Park                   By:  /s/ John J. Park
     --------------------------              --------------------------
     Name: John J. Park                      Name: John J. Park
     Title: Chief Financial Officer          Title: Chief Financial Officer

                                        AMERICAN AIRLINES, INC.


                                        By:  /s/ Beverly Goulet
                                             --------------------------
                                             Name: Beverly Goulet
                                             Title: Vice President - Corporate
                                                    Development and Treasurer

                                        CONTINENTAL AIRLINES, INC.


                                        By:  /s/ Jeffery A. Smisek
                                             --------------------------
                                             Name: Jeffery A. Smisek
                                             Title: Executive Vice President

                                        OMICRON RESERVATIONS
                                        MANAGEMENT, INC.

                                        By:  /s/ Vincent F. Caminiti
                                             --------------------------
                                             Name: Vincent F. Caminiti
                                             Title: President

                                        NORTHWEST AIRLINES, INC.


                                        By:  /s/ J. Timothy Griffin
                                             --------------------------
                                             Name: J. Timothy Griffin
                                             Title: EVP Marketing and
                                                    Distibution


                                        UAL LOYALTY SERVICES, INC.


                                        By:  /s/ Steven M. Rasher
                                             --------------------------
                                             Name: Steven M. Rasher
                                             Title: Vice President and General
                                                    Counsel


                     [SIGNATURE PAGE TO EXCHANGE AGREEMENT]

                                    EXHIBIT A

                                AIRLINE LLC UNITS

            AIRLINE                CLASS A UNITS          CLASS B UNITS              TOTAL
            -------                -------------          -------------              -----
American Airlines, Inc.              9,387,615                 159                 9,387,774

Continental Airlines, Inc.           4,948,572                  84                 4,948,656

Omicron Reservations
Management, Inc.                     6,566,253                 111                 6,566,364

Northwest Airlines, Inc.             5,587,099                  95                 5,587,194

UAL Loyalty Services, Inc.           9,387,615                 159                 9,387,774

TOTAL:                              35,877,154                 608                35,877,762

                                    EXHIBIT B

                       PREFERRED STOCK PURCHASE AGREEMENT

                            STOCK PURCHASE AGREEMENT

                                  by and among

                            AMERICAN AIRLINES, INC.,

                           CONTINENTAL AIRLINES, INC.,

                     OMICRON RESERVATIONS MANAGEMENT, INC.,

                            NORTHWEST AIRLINES, INC.,

                           UAL LOYALTY SERVICES, INC.

                                       AND

                                    [INVESTOR]

                          DATED AS OF ___________, 2003

                                TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                                 ----
1.      Purchase and Sale of the Shares.............................................................................2

        1.01 Purchase of the Shares from the Stockholders...........................................................2

        1.02 Purchase Price for the Shares..........................................................................2

        1.03 Closing................................................................................................2

2.      Representations and Warranties of the Stockholders..........................................................2

        2.01 Organization; Good Standing; Qualification.............................................................2

        2.02 Corporate Power; Authorization.........................................................................2

        2.03 Consents...............................................................................................3
        2.04 Ownership of Stockholder LLC Units.....................................................................3

        2.05 Ownership of Shares....................................................................................3

3.      Representations and Warranties of the Buyer.................................................................3

        3.01 Organization; Good Standing; Qualification.............................................................3

        3.02 Corporate Power; Authorization.........................................................................3

        3.03 Consents...............................................................................................4

        3.04 Investment Purpose.....................................................................................4

        3.05 Investor Status........................................................................................4

        3.06 Reliance on Exemptions.................................................................................4

        3.07 Receipt of Information.................................................................................4

        3.08 Suitability and Sophistication.........................................................................4

        3.09 Governmental Review....................................................................................5

        3.10 Transfer or Resale.....................................................................................5

        3.11 Legends................................................................................................5

        3.12 Residency..............................................................................................6

4.      Covenants of the Buyer......................................................................................6

        4.01 Purchase of Class A Common Stock.......................................................................6

        4.02 Lock-Up Agreement; Certain Other Covenants.............................................................6

5.      Conditions to Obligations of the Buyer......................................................................6

        5.01 Representations and Warranties of the Stockholders.....................................................6

        5.02 Performance by the Stockholders........................................................................7

        5.03 Qualifications.........................................................................................7

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                 PAGE
                                                                                                                 ----
        5.04 Corporate Proceedings..................................................................................7

        5.05 Adverse Proceedings....................................................................................7

6.      Conditions to Obligations of the Stockholders...............................................................7

        6.01 Representations and Warranties of the Buyer............................................................7

        6.02 Performance by the Buyer...............................................................................7

        6.03 Qualifications.........................................................................................7

        6.04 Corporate Proceedings..................................................................................7

        6.05 Adverse Proceedings....................................................................................7

        6.06 Exchange of LLC Units..................................................................................8

        6.07 Purchase Price.........................................................................................8

7.      Termination.................................................................................................8

8.      Miscellaneous...............................................................................................8

        8.01 Entire Agreement.......................................................................................8

        8.02 Survival...............................................................................................8

        8.03 Successors and Assigns.................................................................................8

        8.04 Specific Performance...................................................................................9

        8.05 Governing Law..........................................................................................9

        8.06 Counterparts...........................................................................................9

        8.07 Titles and Subtitles...................................................................................9

        8.08 Notices................................................................................................9

        8.09 Finder's Fees..........................................................................................9

        8.10 Expenses..............................................................................................10

        8.11 Attorneys' Fees.......................................................................................10

        8.12 Amendments and Waivers................................................................................10

        8.13 Disclosures...........................................................................................10

        8.14 Severability..........................................................................................10

        8.15 Benefits of Agreement.................................................................................10

Schedule I   Selling Stockholders

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement") is made as of this 25th day of November, 2003 by and among American Airlines, Inc., a Delaware corporation ("American"), Continental Airlines, Inc., a Delaware corporation ("Continental"), Omicron Reservations Management, Inc., a Delaware corporation ("Delta"), Northwest Airlines, Inc., a Minnesota corporation ("Northwest"), UAL Loyalty Services, Inc., a Delaware corporation ("UAL Loyalty Services" and, together with American, Continental, Delta and Northwest, the "Stockholders"),
and [                     ] (the "Buyer").

     WHEREAS, the Stockholders hold Class A LLC Units and Class B LLC Units (collectively, the "LLC Units") in Orbitz, LLC, a Delaware limited liability company (the "Operating Company");

     WHEREAS, Orbitz, Inc., a Delaware corporation (the "Company"), holds Class C LLC Units in the Operating Company;

     WHEREAS, the Company is contemplating the offer and sale of its Class A common stock, par value $0.001 per share (the "Class A Common Stock"), to the public in an underwritten initial public offering (the "IPO") pursuant to the Company's Registration Statement on Form S-1, as amended (Registration No. 333-88646) (the "Registration Statement");

     WHEREAS, in connection with the IPO, the Stockholders will exchange (the "Exchange") their LLC Units for shares of Class A Common Stock, Class B common stock, par value $0.001 per share (the "Class B Common Stock"), of the Company and Series A Non-Voting Convertible Preferred Stock, par value $0.001 per share, having the rights, preferences and designations set forth in the form of Certificate of Designations, Preferences and Rights attached hereto as EXHIBIT A (the "Preferred Stock"), of the Company pursuant to an Exchange Agreement, dated as of November 25, 2003, by and among the Company, the Operating Company and the Stockholders (the "Exchange Agreement");

     WHEREAS, upon consummation of the Exchange, each of the Stockholders will own its Pro Rata Percentage of the whole number of shares (collectively, the "Shares") of Preferred Stock determined by dividing $10,000,000 by the public offering price of one share of Class A Common Stock in the IPO. Each Stockholder's "Pro Rata Percentage" shall be the percentage set forth opposite such Stockholder's name on SCHEDULE I attached hereto; and

     WHEREAS, the Buyer desires to purchase, and the Stockholders desire to sell, the Shares for the aggregate consideration set forth below, subject to the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   PURCHASE AND SALE OF THE SHARES.

     1.01 PURCHASE OF THE SHARES FROM THE STOCKHOLDERS. Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), each Stockholder shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from each Stockholder, all the Shares owned by such Stockholder. At the Closing, upon receipt of the Purchase Price (as defined below), each Stockholder shall deliver to the Buyer certificates evidencing the Shares owned by such Stockholder duly endorsed in blank or with stock powers duly executed by such Stockholder.

     1.02      PURCHASE PRICE FOR THE SHARES.

               (a) The aggregate purchase price to be paid by the Buyer for the Shares shall be $10,000,000 in cash (the "Purchase Price"). The Purchase Price shall be payable in the manner described in paragraph (b) of this Section 1.02.

               (b) At the Closing, the Buyer shall deliver to each Stockholder its Pro Rata Percentage of the Purchase Price, by wire transfer of immediately available funds to the bank accounts designated by the Stockholders.

     1.03 CLOSING. The Closing shall take place at the offices of Latham & Watkins LLP, 233 South Wacker Drive, Suite 5800, Chicago, Illinois 60606, immediately following the consummation of the Exchange (such time and date, the "Closing Date").

2.   REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS.

     As of the date of this Agreement and as of the Closing Date, each Stockholder, severally and not jointly, represents and warrants to the Buyer as follows:

     2.01 ORGANIZATION; GOOD STANDING; QUALIFICATION. Such Stockholder is a corporation duly organized and validly existing under the laws of the state of its incorporation and is in good standing under such laws. Such Stockholder has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. Such Stockholder is in good standing and qualified to do business in every jurisdiction where the failure to so qualify would have a material adverse effect on its ability to enter into this Agreement or to consummate the transactions contemplated hereby.

     2.02 CORPORATE POWER; AUTHORIZATION. Such Stockholder has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Stockholder of this Agreement and the transactions contemplated hereby have been duly and validly authorized by such Stockholder. No other corporate act or proceeding on the part of such Stockholder, its board of directors or its stockholders is necessary to authorize the execution, delivery or performance by such Stockholder of this Agreement or to consummate the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of such Stockholder, enforceable against it in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights generally and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     2.03 CONSENTS. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other third party on the part of such Stockholder is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except such filings or approvals as have been or will be made or obtained prior to the Closing or such post-closing filings as may be required under applicable federal or state securities laws, which will be timely filed within the applicable periods therefor.

     2.04      OWNERSHIP OF STOCKHOLDER LLC UNITS. Except as set forth on
SCHEDULE I attached hereto, as of the date of this Agreement, such Stockholder has, and at the time of the Exchange will have, good and valid title to all Stockholder LLC Units set forth opposite such Stockholder's name on SCHEDULE I attached hereto, free and clear of all liens, charges, encumbrances or other security interests or claims of right to title by any third party of any kind whatsoever.

     2.05 OWNERSHIP OF SHARES. Except as set forth on SCHEDULE I attached hereto, as of the Closing Date, such Stockholder will have good and valid title to the Shares that are to be sold to the Buyer by such Stockholder pursuant to the terms of this Agreement, free and clear of all liens, charges, encumbrances or other security interests or claims of right to title by any third party of any kind whatsoever.

3.   REPRESENTATIONS AND WARRANTIES OF THE BUYER.

     As of the date of this Agreement and as of the Closing Date, the Buyer represents and warrants to each Stockholder as follows:

     3.01 ORGANIZATION; GOOD STANDING; QUALIFICATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of _________. The Buyer has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. The Buyer is in good standing and qualified to do business in every jurisdiction where the failure to so qualify would have a material adverse effect on its ability to enter into this Agreement or to consummate the transactions contemplated hereby.

     3.02 CORPORATE POWER; AUTHORIZATION. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Buyer of this Agreement and the transactions contemplated hereby have been duly and validly authorized by the Buyer. No other corporate act or proceeding on the part of the Buyer, its board of directors or its stockholders is necessary to authorize the execution, delivery or performance by the Buyer of this Agreement or to consummate the transaction contemplated hereby. This Agreement constitutes a valid and binding obligation of the Buyer, enforceable against it in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights generally and

(ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     3.03 CONSENTS. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other third party on the part of the Buyer is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     3.04 INVESTMENT PURPOSE. The Buyer is acquiring the Shares from each Stockholder for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof. The Buyer understands that the Buyer must bear the economic risk of this investment indefinitely, unless the Shares are registered pursuant to the Securities Act of 1933 (the "Securities Act") and any other applicable securities or blue sky laws or an exemption from such registration is available.

     3.05 INVESTOR STATUS. (a) The Buyer is (A) an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act and (B) a "qualified institutional buyer" as that term is defined in Rule 144A promulgated under the Securities Act.

               (b) The Buyer is not an "Affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company, the Operating Company, any of the Stockholders or any of the underwriters of the IPO (the "Underwriters") and does not have any ownership interest in, and is not otherwise related to, any of the foregoing persons or any of their respective Affiliates (except in connection with acquisitions of up to 1% of the (i) outstanding publicly-traded equity securities or (ii) all outstanding series of debt securities, in each case, of any of the Stockholders in connection with ordinary course trading or investment activities).

     3.06 RELIANCE ON EXEMPTIONS. The Buyer understands that the Shares are being offered and sold to the Buyer in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that each Stockholder is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein for tax planning purposes and to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Shares.

     3.07 RECEIPT OF INFORMATION. The Buyer has received and been given an opportunity to review the Registration Statement, as amended through the date hereof, and the Buyer believes it has received all other information the Buyer considers necessary or appropriate for deciding whether to purchase the Shares. The Buyer further represents that it has had an opportunity to ask questions of, and receive answers from, the Company regarding the business, properties, prospects and financial condition of the Company and to obtain additional information the Buyer deemed necessary to verify the accuracy of any information furnished to the Buyer or to which the Buyer had access.

     3.08 SUITABILITY AND SOPHISTICATION. (a) The Buyer has such knowledge and experience in financial and business matters that it is capable of independently evaluating the risks and merits of purchasing the Shares; (b) the Buyer has independently evaluated the risks and merits of purchasing the Shares; and (c) the Buyer has sufficient funds to bear the loss of its entire investment in the Shares.

     3.09 GOVERNMENTAL REVIEW. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

     3.10 TRANSFER OR RESALE. The Buyer understands that (a) the Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless (i) subsequently registered thereunder, (ii) the Buyer shall have delivered to the Company an opinion of counsel to the Buyer (which opinion shall be reasonably satisfactory in form and substance) stating that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) sold under Rule 144; and (b) none of the Company, the Stockholders or any other person is under any obligation to register such Shares under the Securities Act or any other securities laws or to comply with the terms and conditions of any exemption thereunder.

     3.11 LEGENDS. The Buyer understands that the Shares and, until such time as the Shares have been registered under the Securities Act or otherwise may be sold by the Buyer under Rule 144, the certificates for the Shares will bear a restrictive legend in substantially the following form, in addition to any legend imposed or required by the Company's organizational documents or other applicable securities laws:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

     THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

     The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any security upon which it is stamped, if, unless otherwise required by state securities laws, (a) the sale of such security is registered under the Securities Act, (b) such holder provides the Company with an opinion of counsel reasonably satisfactory in form, substance and scope stating that a public sale or transfer of such security may be made without registration under the Securities Act or (c) such holder provides the Company with reasonable assurances that such security can be sold under Rule 144.

     3.12      RESIDENCY.  The Buyer is a resident of the State of _________.

4.   COVENANTS OF THE BUYER.

     4.01 PURCHASE OF CLASS A COMMON STOCK. None of the Buyer or any of its Affiliates will purchase or otherwise acquire any shares of the capital stock of the Company (including, without limitation, the Class A Common Stock) or any interest therein, concurrently with or in the IPO from the Company, the Stockholders, the Underwriters or any Affiliate of any such persons, other than the purchase of the Shares pursuant to this Agreement. Except as set forth in the preceding sentence, neither Buyer nor any of its Affiliates has any plans or commitments to acquire any such shares of capital stock.

     4.02 LOCK-UP AGREEMENT; CERTAIN OTHER COVENANTS. (a) During the period beginning from the Closing Date and continuing to and including the date 21 days after the Closing Date, the Buyer will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Class A Common Stock or other securities of the Company that are substantially similar to the Class A Common Stock, or any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of Class A Common Stock or any such substantially similar securities, without the prior written consent of the Company and the Stockholders. This restriction is expressly agreed to preclude the Buyer from engaging in any hedging or other transaction that is designed to or that reasonably could be expected to lead to or result in a sale or disposition of shares of Class A Common Stock or such other securities even if such Class A Common Stock or other securities would be disposed of by someone other than the Buyer. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any shares of Class A Common Stock or such other securities or with respect to any security that includes, relates to or derives any significant part of its value from such Class A Common Stock or other securities.

               (b) The Buyer agrees not to, and will cause its Affiliates not to, (i) utilize the services of any of the Underwriters or their Affiliates to execute transactions as broker or principal (other than as market-maker if executed through a different broker) in connection with the establishment of any hedged position following the 21-day lock-up set forth in Section 4.02(a) or (ii) permit any person, in establishing such hedged position for the account of the Buyer following the 21-day lock-up set forth in Section 4.02(a), to borrow any of the capital stock of the Company from
(A) the Underwriters, if the distribution of shares of Class A Common Stock in the IPO by the Underwriters to unaffiliated third parties has not been completed, or (B) the Company, the Stockholders or any Affiliate thereof.

5.   CONDITIONS TO OBLIGATIONS OF THE BUYER.

     The obligations of the Buyer under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Buyer:

     5.01 REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. The representations and warranties of the Stockholders contained in Section 2 of this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that expressly speak as of or with respect to a specific date or time other than the Closing Date, which representations and warranties need only be true and correct as of such specified date or time.

     5.02 PERFORMANCE BY THE STOCKHOLDERS. The Stockholders shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

     5.03 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     5.04 CORPORATE PROCEEDINGS. All corporate and other proceedings required to be taken on the part of each of the Stockholders to authorize or carry out this Agreement shall have been taken.

     5.05 ADVERSE PROCEEDINGS. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever that shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or that could reasonably be expected to adversely affect the ability of the Buyer to acquire the Shares.

6.   CONDITIONS TO OBLIGATIONS OF THE STOCKHOLDERS.

     The obligations of the Stockholders under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of all of the
Stockholders:

     6.01 REPRESENTATIONS AND WARRANTIES OF THE BUYER. The representations and warranties of the Buyer contained in Section 3 of this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that expressly speak as of or with respect to a specific date or time other than the Closing Date, which representations and warranties need only be true and correct as of such specified date or time.

     6.02 PERFORMANCE BY THE BUYER. The Buyer shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

     6.03 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     6.04 CORPORATE PROCEEDINGS. All corporate and other proceedings required to be taken on the part of the Buyer to authorize or carry out this Agreement shall have been taken.

     6.05 ADVERSE PROCEEDINGS. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever that shall seek to restrain, prohibit or invalidate the transactions contemplated by this

Agreement or that could reasonably be expected to adversely affect the ability of the Stockholders to transfer the Shares.

     6.06 EXCHANGE OF LLC UNITS. The Exchange shall have been consummated pursuant to the terms of the Exchange Agreement.

     6.07 PURCHASE PRICE. The Buyer shall have delivered to the Stockholders the full purchase price for the Shares as contemplated by Section
1.02 of this Agreement.

7.   TERMINATION.

     If the Exchange has not been consummated on or before February 1, 2004 or if the Exchange Agreement is terminated for any reason, this Agreement shall become null and void and be of no further force or effect whatsoever and none of the Stockholders or the Buyer shall have any further obligations hereunder or with respect hereto.

8.   MISCELLANEOUS.

     8.01 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement among the parties, and no party shall have any obligations to any other party whatsoever by virtue of any warranties, representations or covenants contained herein, except as specifically set forth herein or therein.

     8.02 SURVIVAL. The warranties, representations and covenants of the Stockholders and the Buyer contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

     8.03 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Buyer, on the one hand, and the Stockholders, on the other hand, may not assign their respective obligations hereunder without the prior written consent of the Buyer or the Stockholders, as the case may be; PROVIDED, HOWEVER, that it is acknowledged and agreed that, prior to the Closing Date, UAL Loyalty Services may transfer by dividend all of its interests in the Company and the Operating Company, including the LLC Units and Class B Common Stock owned by it, to UAL Corp., a Delaware corporation, which shall transfer, by a contribution to capital, such interests, including such LLC Units and Class B Common Stock, to United Air Lines, Inc., a Delaware corporation ("United"); and effective upon completion of such transfers, United shall execute and deliver a joinder to this Agreement in a form mutually satisfactory to United and each of the other Stockholders, pursuant to which United shall assume all of rights and obligations of UAL Loyalty Services under, and agree to be bound in all respects by, this Agreement as if United were an original signatory hereto. Upon execution and delivery of such joinder, all references herein to, representations or warranties of, or obligations to be performed by UAL Loyalty Services shall be deemed to be references to, representations and warranties of and obligations to be performed by United, and United shall be one of the Stockholders hereunder. Any purported assignment in contravention of this provision shall be void and no assignment shall release the Buyer or the Stockholders from any obligation or liability under this Agreement.

     8.04 SPECIFIC PERFORMANCE. The Buyer agrees that irreparable damage would occur in the event any provision of this Agreement to be performed by the Buyer was not performed in accordance with the terms hereof and that the Stockholders shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     8.05 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of laws principles thereof. All parties hereto hereby submit to the exclusive jurisdiction of the federal or state courts in the State of Delaware with respect to any matters arising out of this Agreement or related thereto.

     8.06 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.07 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     8.08 NOTICES. All notices or other communications required or permitted to be made under this Agreement shall be in writing and shall be deemed to have been duly given (i) when received if (A) personally delivered or
(B) transmitted by telecopy; (ii) on the delivery date specified on the shipping manifest if sent by a recognized overnight delivery service (e.g., Federal Express); or (iii) upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

               To the Buyer:

               To each Stockholder:

                      At the address set forth below its name on the signature pages hereof.

or such other address as any party most recently may have designated in writing to the other parties in accordance with this Section 8.08.

     8.09 FINDER'S FEES. (a) Each of the parties represents that it neither is nor will be obligated for any finder's fee or commission in connection with the consummation of the transactions contemplated by this Agreement.

               (b) The Buyer agrees to indemnify and to hold harmless each of the Stockholders from and against any liability for any commission or compensation in the nature of a finder's fee (and the cost and expenses of defending against such liability or asserted liability) for which the Buyer or any of its officers, partners, employees or representatives is responsible.

     8.10 EXPENSES. Except as otherwise expressly provided herein, the Buyer, on the one hand, and the Stockholders, on the other hand, will pay all fees and expenses (including, without limitation, legal fees and expenses) incurred by them in connection with the transactions contemplated hereby.

     8.11 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

     8.12 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Buyer and all of the Stockholders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities and the Stockholders.

     8.13 DISCLOSURES. Except as required by law, none of the parties, without the prior written consent of the other parties, will make any public announcement or other disclosure of the transactions contemplated hereto; PROVIDED, HOWEVER, the parties understand and acknowledge that this Agreement (including the exhibits and schedules hereto) will be filed as an exhibit to the Registration Statement and consent to such filing.

     8.14 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     8.15 BENEFITS OF AGREEMENT. Nothing in this Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder any benefit or any legal or equitable right, remedy or claim under this Agreement. Notwithstanding the foregoing, (a) Latham & Watkins LLP shall be entitled to rely on the representations and warranties of the Buyer set forth in this Agreement in connection with the opinion to be issued to the Company related to the tax treatment of the Exchange and (b) the Company and the Underwriters are express third-party beneficiaries of the lock-up agreement of the Buyer set forth in Section 4.02 hereof.

                            [Signature pages follow]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                               STOCKHOLDERS:

                               AMERICAN AIRLINES, INC.


                               By:
                                   ---------------------------------------------
                               Name: Beverly Goulet
                               Title: Vice President - Corporate Development and
                                      Treasurer

                               Address: American Airlines, Inc.
                               4333 Amon Carter Boulevard
                               Mail Drop 5566
                               Fort Worth, Texas 76155
                               Attention:  Vice President - Corporate
                                           Development and Treasurer
                               Facsimile:  (817) 967-2199


                  [Signature Page to Stock Purchase Agreement]

                               CONTINENTAL AIRLINES, INC.


                               By:
                                   ---------------------------------------------
                               Name: Jeffery A. Smisek
                               Title: Executive Vice President

                               Address: Continental Airlines, Inc.
                               1600 Smith Street - HQSEO
                               Houston, TX 77002
                               Attention:  Executive Vice President
                               Facsimile:  713-324-5161


                  [Signature Page to Stock Purchase Agreement]

                               OMICRON RESERVATIONS
                               MANAGEMENT, INC.


                               By:
                                   ---------------------------------------------
                               Name: Vincent F. Caminiti
                               Title: President

                               Address: Omicron Reservations Management, Inc. 1030 Delta Boulevard
                               Atlanta, GA 30320
                               Attention:  President
                               Facsimile:  404-715-4098


                  [Signature Page to Stock Purchase Agreement]

                               NORTHWEST AIRLINES, INC.


                               By:
                                   ---------------------------------------------
                               Name: J. Timothy Griffin
                               Title: EVP Marketing and Distribution

                               Address: Northwest Airlines, Inc.
                               2700 Loan Oak Parkway
                               Eagan, MN  55121
                               Attention:  Al Lenza, Vice President-
                                           Distribution Planning
                               Facsimile:  612-726-3906


                  [Signature Page to Stock Purchase Agreement]

                               UAL LOYALTY SERVICES, INC.


                               By:
                                   ---------------------------------------------
                               Name: Steven M. Rasher
                               Title: Vice President and General Counsel

                               Address: UAL Loyalty Services, Inc.
                               c/o United Air Lines, Inc.
                               World Headquarters
                               P.O. Box 66100
                               Chicago, IL  60666
                               Attention:  Senior Vice-President, Secretary and
                                           General Counsel
                               Facsimile:  847-700-4683
                                 and
                               Attention:  Managing Director, UAL Loyalty
                                           Services, Inc.
                               Facsimile:  847-700-9569


                  [Signature Page to Stock Purchase Agreement]

                               BUYER:




                               By:
                                   ---------------------------------------------
                               Name:
                               Title:


                  [Signature Page to Stock Purchase Agreement]

                                    EXHIBIT A

                [FORM OF CERTIFICATE OF DESIGNATIONS -- ATTACHED]

                                   SCHEDULE I

                              SELLING STOCKHOLDERS

                                                             NUMBER OF
              AIRLINE                                   STOCKHOLDER LLC UNITS               PERCENTAGE
--------------------------------------------------------------------------------------------------------
American Airlines, Inc.                                       9,387,774                       26.17%

Continental Airlines, Inc.                                    4,948,656                       13.79

Omicron Reservations Management, Inc.                         6,566,364                       18.30

Northwest Airlines, Inc.                                      5,587,194                       15.57

UAL Loyalty Services, Inc.                                    9,387,774                       26.17

TOTAL:                                                       35,877,762                       100.0%

                                    EXHIBIT C

      CERTIFICATE OF DESIGNATIONS OF NON-VOTING CONVERTIBLE PREFERRED STOCK


                                 [SEE ATTACHED]

                                    EXHIBIT D

                     [FORM OF] JOINDER TO EXCHANGE AGREEMENT

     The undersigned, as the owner of 9,387,615 Class A Interests of Orbitz, LLC, a Delaware limited liability company (the "COMPANY"), and 159 Class B Interests of the Company, hereby joins in the execution and delivery of that certain Exchange Agreement, dated as of _________, 2003 (the "EXCHANGE AGREEMENT"), and assumes all of the rights and obligations of UAL Loyalty Services, Inc., a Delaware corporation, thereunder, and agrees to be bound in all respects by, the Exchange Agreement as if the undersigned were an original signatory thereto.

Dated:  _________ ___, 2003


                                                UNITED AIR LINES, INC.


                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Its:

                                  SCHEDULE 3(C)

                                    CAP TABLE

ORBITZ, INC.                                                                         SHARES
                                        ------------------------------------------------------------------------------------------
                                                               CLASS B COMMON STOCK
                                                               --------------------
                                                                                                                         OWNERSHIP
                   HOLDER               CLASS A COMMON STOCK     SHARES        SERIES CLASS C COMMON STOCK    TOTAL          %
                   ------               --------------------     ------        ------ --------------------    -----      ---------
AMERICAN AIRLINES, INC.                                    --  1,787.000       B-AA              --           1,787.000    0.027%

CONTINENTAL AIRLINES, INC.                                 --    942.000       B-CO              --             942.000    0.014%

OMICRON RESERVATIONS MANAGEMENT, INC.                      --  1,250.000       B-DL              --           1,250.000    0.019%

NORTHWEST AIRLINES, INC.                                   --  1,063.000       B-NW              --           1,063.000    0.016%

UAL LOYALTY SERVICES, INC.                                 --  1,787.000       B-UA              --           1,787.000    0.027%

JEFFREY KATZ                                               --         --        --      150,000.000         150,000.000    2.300%

JOHN PARK                                                  --         --        --       27,913.000          27,913.000    0.428%

ALEX ZOGHLIN (Grant)                                       --         --        --       14,368.000          14,368.000    0.220%

ALEX ZOGHLIN (Bonus)                                       --         --        --        9,052.000           9,052.000    0.139%

STEVE HAFNER                                               --         --        --        2,968.000           2,968.000    0.046%

KEVIN MALOVER                                              --         --        --       54,080.000          54,080.000    0.829%

MICHAEL SANDS                                              --         --        --       14,077.000          14,077.000    0.216%

CHRIS HJELM                                                --         --        --       33,333.000          33,333.000    0.511%

JOHN SAMUEL                                                --         --                 33,333.000          33,333.000    0.511%

Leonidas Savas Addimando                                   --         --                 11,933.000          11,933.000    0.183%

ORBITZ, INC.                                                                         SHARES
                                        ------------------------------------------------------------------------------------------
                                                               CLASS B COMMON STOCK
                                                               --------------------
                                                                                                                         OWNERSHIP
                   HOLDER               CLASS A COMMON STOCK     SHARES        SERIES CLASS C COMMON STOCK    TOTAL          %
                   ------               --------------------     ------        ------ --------------------    -----      ---------
Richard David Buchband                                     --     --                     6,833.000           6,833.000     0.105%

Rolando Caparas                                            --     --                     3,083.000           3,083.000     0.047%

Michael Carson                                             --     --                     1,111.000           1,111.000     0.017%

Yuan C Chiu                                                --     --                     2,333.000           2,333.000     0.036%

Alexandre De Gunten                                        --     --                    12,804.000          12,804.000     0.196%

Mike De La Hoz                                             --     --                    10,905.000          10,905.000     0.167%

Stephen Deegan                                             --     --                       666.000             666.000     0.010%

Valeria D'Elia                                             --     --                     1,111.000           1,111.000     0.017%

Jane M. Denman                                             --     --                    33,333.000          33,333.000     0.511%

Dawn Doty                                                  --     --                     1,111.000            1,111.000    0.017%

Zachary Lee Frazier                                        --     --                       333.000              333.000    0.005%

Larry Freedman                                             --     --                    12,833.000           12,833.000    0.197%

Michelle Haney                                             --     --                     5,006.000            5,006.000    0.077%

Thomas K Hill                                              --     --                     4,860.000            4,860.000    0.075%

Jennine Imsland                                            --     --                       642.000              642.000    0.010%

Ellen Lee                                                  --     --                     9,000.000            9,000.000    0.138%

Heidi Lee                                                  --     --                       902.000              902.000    0.014%

Kiki M. Mosley                                             --     --                     1,293.000            1,293.000    0.020%

Edward Paganelli                                           --     --                     1,833.000            1,833.000    0.028%

ORBITZ, INC.                                                                         SHARES
                                        ------------------------------------------------------------------------------------------
                                                               CLASS B COMMON STOCK
                                                               --------------------
                                                                                                                          OWNERSHIP
                   HOLDER               CLASS A COMMON STOCK     SHARES        SERIES CLASS C COMMON STOCK    TOTAL           %
                   ------               --------------------     ------        ------ --------------------    -----       ---------
Philip Perkins                                             --          --                     451.000             451.000   0.007%

Sam Rehan                                                  --          --                   1,000.000           1,000.000   0.015%

Monica Schneider                                           --          --                     333.000             333.000   0.005%

Greg M. Schuler                                            --          --                     868.000             868.000   0.013%

Wendy B. Shapiro                                           --          --                   6,666.000           6,666.000   0.102%

Antoinette Super                                           --          --                     900.000             900.000   0.014%

Jeffrey S. Thomas                                          --          --                   1,841.000           1,841.000   0.028%

Peter Von Moltke                                           --          --                  14,583.000          14,583.000   0.224%

 WAG Group                                                 --          --                  18,055.000          18,055.000   0.277%

 WAG Group                                                 --          --                   2,666.000           2,666.000   0.041%

Anne Marie Walsh                                           --          --                   4,513.000           4,513.000   0.069%

Robert Wiseman                                             --          --                   8,333.000           8,333.000   0.128%

David McKane                                               --          --                  15,833.000          15,833.000   0.243%

Brian Rosen                                                --          --                   5,333.000           5,333.000   0.082%

Daryl Rosen                                                --          --                   1,333.000           1,333.000   0.020%

 Trust                                                     --          --                  66,666.000          66,666.000   1.022%

Shares reserved for issuance under
  options granted                                          --          --               5,905,815.000       5,905,815.000  90.537%
                                        -------------------------------------------------------------------------------------------
Totals:                                                    --   6,829.000               6,516,238.000       6,523,067.000 100.000%
                                        ===========================================================================================

ORBITZ, LLC                                                                        UNITS
                                        -----------------------------------------------------------------------------------
                  HOLDER                     CLASS A UNITS       CLASS B UNITS     CLASS C UNITS       TOTAL          %
                  ------                     -------------       -------------     -------------       -----         ---
AMERICAN AIRLINES, INC.                        9,387,615.000           159.000               --    9,387,774.000    21.715%

CONTINENTAL AIRLINES, INC.                     4,948,572.000            84.000               --    4,948,656.000    11.447%

OMICRON RESERVATIONS MANAGEMENT, INC.          6,566,253.000           111.000               --    6,566,364.000    15.189%

NORTHWEST AIRLINES, INC.                       5,587,099.000            95.000               --    5,587,194.000    12.924%

UAL LOYALTY SERVICES, INC.                     9,387,615.000           159.000               --    9,387,774.000    21.715%

ORBITZ, INC.                                              --                --    7,353,333.000    7,353,333.000    17.009%
                                        -----------------------------------------------------------------------------------
Total:                                        35,877,154.000           608.000    7,353,333.000   43,231,095.000   100.000%
                                        ===================================================================================